EXHIBIT 23.3

Consent of Independent Auditors

Socialyte, LLC

New York, New York

We consent to the incorporation by reference in the Registration Statement on Form S-3 and the related Prospectus of Dolphin Entertainment, Inc. of our report dated January 27, 2023, relating to the consolidated financial statements of Socialyte, LLC for the years ended December 31, 2021 and 2020, appearing in the Form 8-K of Dolphin Entertainment, Inc. filed on January 30, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Aprio, LLP

Walnut Creek, California

July 25, 2023